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Exhibit 2.2                      AGREEMENT OF MERGER


     This Agreement of Merger made this 8th day of November, 1997, by and between:

     E.A. Carey of Ohio, Inc., an Ohio corporation, the principal office of which is located at 4450 Belden Village Street, N.W., Canton, Ohio 43223; and

     The Havana Group, Inc., an Delaware corporation, the principal office of which is located at 4450 Belden Village Street, N.W., Canton, Ohio 43223, said corporations being together hereinafter sometimes called the "Constituent Corporations."

                                       RECITALS

     WHEREAS, E.A. Carey of Ohio, Inc. is a duly organized and validly existing corporation under the laws of the State of Ohio, and The Havana Group, Inc. is a corporation duly organized under the laws of the State of Delaware; and

     WHEREAS, the Boards of Directors of both of said corporations have unanimously determined that for the purpose of greater efficiency and economy in the management of the business carried on by each corporation, and in consideration of the mutual agreements of each corporation as set forth herein, they deem it advisable and generally to the advantage and welfare of both of said corporations that E.A. Carey of Ohio, Inc. be merged into The Havana Group, Inc.

     WHEREAS, the provisions of Title 17, Chapter 1701, of the Ohio Revised Code authorize the merger of Ohio corporations into corporations organized under the laws of other states, and the corporation law of the State of Delaware authorize the merger of a corporation organized under the laws of another state into a Delaware corporation;

     NOW THEREFORE, the corporations, parties to this Agreement, have agreed and do hereby agree as follows:

     FIRST: E.A. Carey of Ohio, Inc., organized and existing under the laws of the State of Ohio, shall be and hereby is merged into The Havana Group, Inc., organized and existing under the laws of the State of Delaware and The Havana Group, Inc. shall be the continuing and surviving corporation (hereinafter referred to as the "Surviving Corporation") and shall be governed by the Corporation law of the State of Delaware.

     SECOND: The place where the principal office of the Surviving Corporation is to be located is 4450 Belden Village St. N.W., Canton, OH 43223.

     THIRD: The Certificate of Incorporation of The Havana Group, Inc. is set forth in its entirety and attached hereto as Exhibit A, and all the terms and provisions thereof are hereby incorporated into this Agreement and made a part hereof with the same force and effect as if set forth herein in full; and from and after the effective date of the merger and until further amended as


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provided by law said Exhibit A, separate and apart from this Agreement of
Merger shall be, and may be separately certified as, the Certificate of Incorporation, as amended, of the Surviving Corporation.

     FOURTH: This Agreement shall be submitted to the shareholders of E. A. Carey of Ohio, Inc. and to the Board of Directors of The Havana Group as provided by law, and shall become binding upon the Constituent Corporations upon the adoption by a vote of a majority of the shareholders of E.A. Carey of Ohio, Inc. and adoption by the vote of the Board of Directors of The Havana Group, Inc., and upon the doing of such other acts as are required by the statutes of the States of Ohio and Delaware.

     Upon the merger becoming effective, the shareholders of E.A. Carey of Ohio, Inc. shall be issued one (1) share of the common stock of The Havana Group, Inc. for each share of common stock of E.A. Carey of Ohio, Inc., and the shares of E.A. Carey of Ohio, Inc. shall be retired. On the effective date of the merger, the shares of E.A. Carey of Ohio, Inc. shall be automatically changed and converted, in the proportions set forth above, into shares of the Surviving Corporation and at that time the holder of shares of E.A. Carey of Ohio, Inc. shall cease to be a holder thereof and shall cease to have any rights thereunder.

     FIFTH: The Surviving Corporation shall transact business in the State of Ohio as a foreign corporation. The name and address of the statutory agent is: David G. LeGrand, 175 South Third Street, Columbus, Ohio 43215.

     SIXTH: The merger herein provided shall be and become effective at the beginning of business the date of filing of a Certificate of Merger at the Office of the Secretary of State of the State of Delaware or upon the issuance by the Secretary of State of the State of Ohio of the Certificate of Merger, whichever occurs later. Thereupon, the separate existence of E.A. Carey of Ohio, Inc., except insofar as it may continue by statute, shall thereupon cease.

     On the effective date of the merger, The Havana Group, Inc. shall thereupon and thereafter possess all the rights, privileges, immunities, powers, franchises and authorities of E.A. Carey of Ohio, Inc. and all property, real, personal and mixed, and all debts or obligations due E.A. Carey of Ohio, Inc., on whatever account, including choses in action, and all and every other interest of or belonging to or due E.A. Carey of Ohio, Inc. shall thereafter be fully and effectually the property of The Havana Group, Inc. as they were of E.A. Carey of Ohio, Inc. Title to any real estate vested by deed or otherwise in E.A. Carey of Ohio, Inc. shall not revert or be impaired by reason of this merger, but shall be vested in The Havana Group, Inc. All rights of the creditors of E.A. Carey of Ohio, Inc. shall be preserved unimpaired, limited to the property affected by such liens immediately prior to the effective date of the merger, and all debts, liabilities and duties of E.A. Carey of Ohio, Inc. shall thenceforth attach to The Havana Group, Inc. and be enforced against it.

     Whenever The Havana Group, Inc. shall consider or be advised that any conveyances, deeds, transfers, assignments, assurances, or other instruments are necessary or desirable to vest or confirm in The Havana Group, Inc. title to any property or rights of E.A. Carey of Ohio, Inc., the proper officers and/or directors of E.A. Carey of Ohio, Inc. shall execute and deliver any and all such instruments and do such other acts or things as The Havana Group, Inc. may deem necessary or

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proper to vest or confirm title to such property and rights in it and otherwise carry out the purpose and intent of this Agreement.

     Upon the merger becoming effective, all costs, charges and expenses of or in connection with the merger shall be borne and paid by The Havana Group, Inc.

     SEVENTH: This Agreement may be simultaneously executed in any number of counterparts, each of which when so executed shall be an original, and such counterparts shall together constitute but one and the same instrument.

     EIGHTH: This Agreement may be terminated at any time prior to the merger's becoming effective:

          (a) by the mutual agreement of the Boards of Directors of the Constituent Corporations;

          (b) by the Board of Directors of either E.A. Carey of Ohio, Inc. or The Havana Group, Inc. if any legal or administrative action or proceedings relating to the merger have been instituted or threatened in any court or by or before any governmental agency.

     IN WITNESS WHEREOF, the Constituent Corporations have caused this Agreement to be signed in their respective corporate names by their respective Presidents and Secretaries.

                              E.A. Carey of Ohio, Inc.,
                              an Ohio corporation

                              By:/s/ William L. Miller
                                 ---------------------------------
                                     William L. Miller, President

                              By:/s/ Chris Weber
                                 ---------------------------------
                                     Chris Weber, Secretary

                              The Havana Group, Inc.,
                              a Delaware corporation


                              By:/s/ William L. Miller
                                 ---------------------------------
                                     William L. Miller, President

                              By:/s/ Chris Weber
                                 ---------------------------------
                                     Chris Weber, Secretary